Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 2 to Form S-4 of Hecla Mining Company of our report dated July 5, 2007 except for Note 8 as to which the date is June 6, 2008 relating to the Greens Creek Joint Venture financial statements, which appear in the Current Report on Form 8-K/A dated June 13, 2008 of Hecla Mining Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah

June 9, 2008